UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008
Sucampo Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33609	13-3929237

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4520 East-West Highway, Suite 300 Bethesda, Maryland	20814

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (301) 961-3400

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2008, the Board of Directors of the registrant appointed Dr. Gayle Dolecek to the Board of Directors.
Dr. Dolecek has been Sucampo’s Senior Vice President of Research and Development since May 2006. From August 1995 to April 2006, he was a Senior Consultant at AAC Consulting Group, Inc., a provider of regulatory consulting services to the pharmaceutical industry. Prior to 1995, Dr. Dolecek was an officer with the U.S. Public Health Service where he served in pharmacy and health service related positions. He completed his 30 year career with the government in the U.S. Food and Drug Administration as Director of Compendial Operations in the Center for Drug Evaluation and Research. Dr. Dolecek received his B.S. and Pharmacy Doctor from the University of Maryland and a M.P.H. in Health Services and Planning from the University of Hawaii.
The press release issued in connection with the announcement of Dr. Dolecek’s appointment to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.
On August 21, 2008, the Compensation Committee of the Board of Directors of Sucampo approved an increase in salary for Dr. Gayle Dolecek’s. Dr. Dolecek’s annual salary will be increased to $250,000.
On August 21, 2008, the Compensation Committee approved a salary increase in Jan Smilek’s annual salary to $215,000, for the duration of the period he continues to serve as the Acting Chief Financial Officer of Sucampo.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press Release issued by the registrant on August 26, 2008 announcing the appointment of Dr. Gayle Dolecek to the registrant’s Board of Directors.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: August 26, 2008	By:	/s/ JAN SMILEK
		Name:	Jan Smilek
		Title:	VP, Finance and Acting Chief Financial Officer